STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of this ___ day of January, 2010 by and between Overture Acquisition Corp., a limited life company organized under the laws of the Cayman Islands (“Buyer” or “Overture”) and the signatory on the execution page hereof and its Affiliates (collectively, “Seller”).1

WHEREAS, Overture was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”); and

WHEREAS, Overture consummated an initial public offering in January, 2008 (“IPO”) in connection with which it raised gross proceeds of approximately $150,000,000, a significant portion of which was placed in a trust fund established by Overture for the benefit of its public stockholders (the “Trust Account”) pending the consummation of a Business Combination, or the dissolution and liquidation of Overture in the event it is unable to consummate a Business Combination on or prior to January 30, 2010; and

WHEREAS, Overture has entered into that certain Master Agreement, dated December 10, 2009, by and among Overture, Overture Re Holdings, Ltd., Overture’s newly-formed wholly-owned holding company (“Overture Re Holdings”), Jefferson National Financial Corp., a Delaware corporation (“JNF”), Jefferson National Life Insurance Company, a Texas insurance company and wholly-owned subsidiary of JNF (“JNL”), JNL Bermuda LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of JNL (“JNL Bermuda”), JNF Asset Management LLC, a Delaware limited liability company and certain founders of Overture, pursuant to which, among other things, following a future closing and amalgamation with JNL Bermuda, Overture Re Ltd., a to-be-formed wholly-owned subsidiary of Overture Re Holdings (“Overture Re”) will reinsure blocks of annuities and acquire a portfolio of securities in consideration for up to $120,000,000 and Overture Re will be a long term reinsurer domiciled in Bermuda (collectively, the “Acquisition”); and

WHEREAS, pursuant to certain provisions in Overture’s Memorandum and Articles of Association, as amended (the “Memorandum of Association”), a holder of Overture’s ordinary shares, par value $.0001 per share (the “Ordinary Shares”), issued in Overture’s IPO may, if it votes against the Business Combination, demand that Overture redeem such Ordinary Shares into cash (“Redemption Rights”); and

WHEREAS, the Acquisition will not be consummated if the holders of 30% or more of the Ordinary Shares issued in the IPO vote against the Acquisition and request Redemption Rights; and

WHEREAS, Buyer has requested Seller sell, and Seller has agreed to sell, the number of Ordinary Shares set forth on the signature page hereof (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1 “Affiliates” shall have the meaning ascribed to such term under Rule 501 of Regulation D of the Securities Exchange Act of 1934, as amended.

ARTICLE I
Purchase and Closing

Section 1.01 Purchase.  Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller at the Closing (as defined below) the Shares at $____ per share (the “Purchase Price Per Share”) for the aggregate purchase price set forth on the signature page hereto (the “Aggregate Purchase Price”).  Following the execution of this Agreement, Buyer hereby agrees to provide irrevocable instructions to its transfer agent in the form attached hereto as Exhibit A, to deliver the Aggregate Purchase Price at the Closing.  Buyer’s obligation to purchase the Shares from Seller shall be conditioned on the consummation of the Acquisition.

Section 1.02 Closing. The closing of the purchase and sale of the Shares (“Closing”) will occur as soon as practicable, but in no event more than three (3) business days after the consummation of the Acquisition.  At the Closing, Seller shall deliver the Shares to an account specified by Buyer using the Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System and, upon receipt of all (but not less than all) of the Shares, the Aggregate Purchase Price shall be paid to Seller by wire transfer of immediately available funds from Buyer’s Trust Account to an account specified by Seller.  It shall be a condition to the obligation of Buyer on the one hand and Seller on the other hand, to consummate the transfer of the Shares and payment of the Aggregate Purchase Price contemplated hereunder that the other party’s representations and warranties are true and correct at the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

ARTICLE II
Voting of the Shares; Proxy and Waiver of Redemption

Section 2.01 Voting; Redemption.  In further consideration of the Aggregate Purchase Price, Seller hereby agrees that as soon as practicable, Seller will vote or send electronic and written instructions to its prime broker holding the Shares to vote the Shares in favor of the Acquisition and each of the other proposals (the “Proposals”) to be submitted at the special meeting, or adjournment thereof, called for by Buyer for the purpose of voting upon (i) the Acquisition and (ii) any other proposal set forth in Buyer’s definitive proxy statement describing the Acquisition and Proposals (the “Meeting”), each in the manner set forth in such definitive proxy statement.

Section 2.02 Prior Votes.  If Seller has already voted in connection with the Meeting, Seller shall either (i)(a) withdraw and revoke its vote against the Acquisition and Proposals with respect to the Shares or (b) send electronic and written instructions to its prime broker holding the Shares to withdraw and revoke its vote against the Acquisition and Proposals with respect to the Shares and shall then send electronic and written instructions to its prime broker to vote the Shares in accordance with Section 2.01 or (ii) continue to vote the Shares in favor of the Acquisition and the Proposals; provided, further, that in all applicable cases, Seller shall rescind its demand, or not demand, its Redemption Rights with respect to the Shares.

Section 2.03 Appointment of Proxy.  Seller hereby appoints each of Marc J. Blazer and Sarah Williams as its true and lawful proxies and attorneys-in-fact, with full power of substitution, to vote all of the Shares in accordance with the terms of this Agreement.  The proxy and power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable during the term of this Agreement, and shall survive the death, disability, incompetency, bankruptcy, insolvency or dissolution of Seller. Furthermore, Seller will, from time to time as reasonably requested by Buyer, execute and deliver such further instruments, ancillary agreements or other documents or take such other actions as may be necessary or advisable to give effect to, confirm, evidence or effectuate the purposes of the proxy granted by this Section 2.03.  Upon the termination of this Agreement in accordance with Section 7.01, this Section 2.03 shall be of no further force and effect.

Section 2.04 Evidence of Vote.  Seller shall provide further evidence of both (i) its vote in favor of the Acquisition and Proposals, and (ii) its non-demand or withdrawal of Redemption Rights, within one (1) business day of any reasonable request by Buyer for such evidence.

Section 2.05 Waiver of Right of Redemption.  By entering into this Agreement, Seller hereby waives its rights to redeem the Shares.  The waiver granted by Seller pursuant to this Section 2.05 is irrevocable unless and until this Agreement is terminated in accordance with Section 7.01 and is granted in consideration of Buyer entering into this Agreement and incurring certain related fees and expenses.

ARTICLE III
Representations and Warranties of the Seller

Seller hereby represents and warrants to Buyer on the date hereof and on the Closing Date that:

Section 3.01 Organization.  Seller has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 3.02 Authority; Non-Contravention.  This Agreement has been validly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.  The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Seller is a party which would prevent Seller from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Seller is subject.

Section 3.03 Sophisticated Seller.  Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to Buyer.

Section 3.04 Independent Investigation.  Seller, in making the decision to sell the Shares to Buyer, has not relied upon any oral or written representations or assurances from Buyer or any of its officers, directors or employees or any other representatives or agents of Buyer other than as set forth in this Agreement.  Seller has had access to all of the filings made by Overture with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended, in each case to the extent available publicly via the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

Section 3.05 No Legal Advice from Buyer.   Seller acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Seller’s own legal counsel, investment and tax advisors.  Seller is not relying on any statements or representations of Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

Section 3.06 Ownership of Shares.  Seller is the legal and beneficial owner of the Shares and will transfer to Buyer at the Closing good and marketable title to the Shares free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever.  The Seller (i) beneficially owned all of the Shares as of the close of the trading day on January 7, 2010 (the “Record Date”), and (ii) has the sole right to exercise Redemption Rights and vote the Shares, whether at the Meeting or upon action by written consent, with respect to all of the Shares, and (iii) none of the Shares were lent out by Seller or Seller’s broker as of the Record Date.  Except as provided by this Agreement, Seller has not, directly or indirectly, granted any proxies or entered into any voting trust or other agreement or arrangement with respect to the voting, regardless of whether such vote would occur at the Meeting or upon action by written consent, of any of the Shares.

Section 3.07 Number of Shares.  The Shares being transferred pursuant to this Agreement represent all of the Ordinary Shares beneficially owned by Seller as of the date hereof, including any such Ordinary Shares which may result from the exercise of any option, call or other derivative security interest; provided, however, the term “derivative security interest” shall not include any of Overture’s warrants issued in connection with the IPO.

Section 3.08 Cash Account.  If the Shares are not currently held in an account which prohibits rehypothecation by the Seller’s prime broker, Seller will transfer the Shares into such an account as soon as practicable following the execution of this Agreement; provided, however, in no event shall such transfer occur more than two (2) business days from the execution of this Agreement.

Section 3.09 Seller Taxes.  Seller understands that Seller (and not the Buyer) shall be responsible for any and all tax liabilities of Seller that may arise as a result of the transactions contemplated by this Agreement.

Section 3.10 Aggregate Purchase Price Negotiated.  Seller represents and understands that both the number of Shares and the Aggregate Purchase Price were negotiated figures by the parties and that the terms and conditions by the parties of this Agreement may differ from arrangements entered into with other holders of Ordinary Shares.

Section 3.11 Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Seller.

ARTICLE IV
Representations and Warranties of the Buyer

Buyer hereby represents and warrants to Seller on the date hereof and on the Closing Date that:

Section 4.01 Organization.  Buyer has the requisite legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 4.02 Authority; Non-Contravention.  This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by Seller, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.  The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

Section 4.03 Sophisticated Buyer.  Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Shares from Seller.

Section 4.04 Independent Investigation.  Buyer, in making the decision to purchase the Shares from Seller, has not relied upon any oral or written representations or assurances from Seller or any of its officers, directors, partners or employees or any other representatives or agents of Seller other than as set forth in this Agreement.

Section 4.05 No Legal Advice from Seller.  Buyer acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer’s own legal counsel, investment and tax advisors.  Buyer is relying solely on such counsel and advisors and not on any statements or representations of Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

Section 4.06 Buyer Taxes.  Buyer understands that Buyer (and not the Seller) shall be responsible for any and all tax liabilities of Buyer that may arise as a result of the transactions contemplated by this Agreement.

ARTICLE V
Negative Covenants of the Seller

Section 5.01 No Further Acquisitions of Overture Securities.  Seller hereby covenants and agrees that following the execution of this Agreement and prior to Closing, Seller shall not acquire any Ordinary Shares, other securities of Overture convertible into or exchangeable for Ordinary Shares in Overture or any options, calls or other rights to acquire Ordinary Shares of Overture or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any Ordinary Shares or other securities of Overture.

Section 5.02 No Other Proxies or Voting Agreements.  Seller hereby covenants and agrees that except pursuant to the terms of this Agreement, Seller shall not, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares, regardless of whether such vote would occur at the Meeting or upon action by written consent or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of, any of the Shares during the term of this Agreement. Seller shall not seek or solicit any such assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding with respect to the Shares and agrees to notify Buyer promptly, and to provide all details requested by Buyer, if Seller shall be approached or solicited, directly or indirectly, by any person with respect to the Shares.

ARTICLE VI
Acknowledgement; Waiver

Section 6.01 Acknowledgement; Waiver.  Seller (i) acknowledges that Buyer may possess or have access to material non-public information which has not been communicated to Seller; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Buyer or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Buyer is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

ARTICLE VII
Miscellaneous

Section 7.01 Termination.  Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no further force and effect upon the earlier to occur: (i) termination by the written agreement of the parties to this Agreement or (ii) the day on which the Acquisition is terminated.

Section 7.02 Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 7.03 Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 7.04 Remedies Cumulative.  Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law.  It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Seller hereby agrees Buyer is entitled to an injunction prohibiting any conduct by the Seller in violation of this Agreement and Seller shall not seek the posting of any bond in connection with such request for an injunction.  Furthermore, in any action by Buyer to enforce this Agreement, Seller waives its right to assert any counterclaims and its right to assert set-off as a defense.  The prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 7.05 Severability.  If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated

Section 7.06 Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement shall not be assigned by Seller without the prior written consent of Buyer.  Buyer may assign this Agreement to a third party without the prior consent of Seller as long as such assignee shall immediately purchase the Shares from Seller; provided, however, upon any such assignment in accordance with this Section 7.06, Seller hereby acknowledges and agrees that in consideration for the immediate purchase of the Shares by the assignee, Seller shall (i) continue to vote the Shares in accordance with Section 2.01 or (ii) grant a proxy allowing the assignee to vote the Shares.

Section 7.07 Headings.  The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 7.08 Entire Agreement; Changes in Writing.  This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby.  Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 7.09 Further Assurances.  If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares or under or otherwise pursuant to this Agreement, including, without limitation, any documentation or actions which may be required in connection with the assignment from Buyer as permitted under Section 7.06 hereof.

Section 7.10 Trust Waiver.  The Trust Account is invested in U.S. government securities in a trust account at JP Morgan Chase Bank and held in trust by American Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Account Agreement, dated as of January 30, 2008, between Overture and Trustee.  Other than with respect to the Aggregate Purchase Price to be paid to Seller in connection with this Agreement, Seller agrees that it does not now have, and shall not at any time have, any claim to, or make any claim against, the Trust Account or any asset contained therein, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between Seller, on the one hand, and Overture, on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Other than with respect to the Aggregate Purchase Price to be paid to Seller in connection with this Agreement, Seller hereby irrevocably waives any and all claims it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against, the Trust Account for any other reason whatsoever in respect thereof. Other than with respect to an action for the recovery of the Aggregate Purchase Price to be paid to Seller in connection with this Agreement, in the event Seller commences any other action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Overture, which proceeding seeks, in whole or in part, relief against the Trust Account or the public stockholders of Overture, whether in the form of money damages or injunctive relief, Overture shall be entitled to recover from Seller the associated legal fees and costs in connection with any such action.

Section 7.11 Seller W-9.  Seller agrees to provide to Buyer an Internal Revenue Service Request for Taxpayer Identification Number and Certification Form W-9 or W-8, as applicable.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

OVERTURE ACQUISITION CORP.

By:
Name:
Title:

[SELLER]

By:
Name:
Title:

Purchase Price Per Share:
Number of Shares:
Aggregate Purchase Price:

Exhibit A

OVERTURE ACQUISITION CORP.
C/O MAPLES CORPORATE SERVICES LIMITED
UGLAND HOUSE
GRAND CAYMAN, CAYMAN ISLANDS

January __, 2010

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038
Attn: Felix Orihuela

Re:	Trust Account No.

Gentlemen:

Overture Acquisition Corp. (the “Company”) is providing these irrevocable instructions to you in connection with the above described Trust Account established in connection with and pursuant to an Investment Management Trust Agreement dated as of January 30, 2008 between American Stock Transfer & Trust Company as Trustee (the “Trust Agreement”).  Upper case terms used herein shall have the meanings ascribed to such terms in the Trust Agreement.

In the event the Company notifies you that it has consummated a Business Combination, or, in connection with this and other required transfers of Trust Account funds will consummate a Business Combination, and assuming you are the Trustee on such date, then, in consideration for the electronic transfer of [NUMBER] ordinary shares of the Company to an account specified by the Company (the “Company Account”) upon the receipt of the shares in the Company Account, you are irrevocably instructed to deliver the sum of [AMOUNT] to [SELLER] in accordance with the bank wire instructions provided to you below:

[INSERT INSTRUCTIONS]

1

Exhibit A

The address for [SELLER] is [ADDRESS].  The contact person for [SELLER] is [PERSON].  He can be reached at [NUMBER].

Kindly acknowledge where indicated below, your receipt and understanding of these instructions and return a copy to Ellenoff Grossman & Schole LLP, attn: David E. Kutcher, Esq. facsimile number [NUMBER].

A facsimile signed and electronically delivered copy of this letter shall be deemed an original.

Very truly yours,

OVERTURE ACQUISITION CORP.

By:
Name:
Title:

Acknowledged and Agreed:

AMERICAN STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title:

2